Axos Q4 Fiscal 2022 Earnings Supplement August 4, 2022 NYSE: AX

1 Loan Growth by Category for Fourth Quarter Ended June 30, 2022 Loans Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Jumbo Mortgage Multifamily Small Balance Commercial Lender Finance RE SF Warehouse Lending Asset-Based Lending Auto CRE Specialty Unsecured / OD Equipment Leasing Q4 FY22 $ millions Other Q3 FY22 $3,707 281 2,085 793 4,395 386 115 493 74 11 158 (142) 5 210 293 195 8 39 7 Inc (Dec) $3,549 423 2,080 583 4,102 191 107 454 67 16 Commercial & Industrial Non-RE Lender Finance Non RE 741 676 65 1,172 998 174 $14,253 $ 13,246 $1,007 (5)

In the money +75 Bps +100 Bps +150 Bps +200 Bps Interest Rate Components of Loan and Lease Portfolio At June 30, 2022 Floor Analysis** – Variable-Rate Loans Fixed/Hybrid Years to Maturity / Repricing*Mix of Loan Repricing Types Variable 52% Hybrid 39% Fixed 9% 6,324 6,760 6,999 7,206 79% 86% 91% 95% 98% 278 597 1,671 2,901 5,572 6,701 6,717 6,774 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 1/2 1 2 3 5 10 20 >20 Years $M $M * -Excludes SFR Warehouse. Assumes Hybrids prepaying at 15% CPR 5% 11% 24% 43% 100%99%99%86% 5,829 **Prior to the Fed’s 75 bps Increase in the Fed Funds Rate on 7/27/22 2

Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Liability (UCL) ($ in millions) 143.4 (1.2) 0.4 6.0 148.6 9.7 11.0 120 125 130 135 140 145 150 155 160 165 March 31, 2022 ACL + UCL Gross Charge-offs Provisions for credit losses Gross Recoveries June 30, 2022 ACL + UCL UCLACL 1.3 3

4 Allowance for Credit Losses (ACL) by Loan Category as of June 30, 2022 Loans Single Family - Mortgage and Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Loan Balance $ millions Other ACL $ $3,988.5 2,877.7 4,781.0 567.2 11.1 ACL % Commercial & Industrial Non-RE 2,028.1 $14,253.6 14.6 69.3 14.1 0.1 30.8 $19.7 $148.6 1.04% 1.45% 0.51% 0.49% 0.28% 2.49% 1.52%

Credit Quality ($ millions) No Loans Subject to Forbearance or Deferral for Over a Year 3/31/2022 Loans O/S NPAs % Single Family-Mortgage & Warehouse $3,972.1 $113.3 2.85% Multifamily and Commercial Mortgage 2,662.5 9.7 0.36% Commercial Real Estate 4,293.0 15.0 0.36% Commercial & Industrial - Non-RE 1,780.6 0.0 0.00% Auto & Consumer 521.9 0.4 0.08% Other 16.1 0.4 2.30% Total $13,246.2 $138.8 1.05% 6/30/2022 Loans O/S NPAs % Single Family-Mortgage & Warehouse $3,988.5 $66.4 1.66% Multifamily and Commercial Mortgage 2,877.7 33.4 1.16% Commercial Real Estate 4,781.0 14.9 0.31% Commercial & Industrial - Non-RE 2,028.1 3.0 0.15% Auto & Consumer 567.2 0.4 0.07% Other 11.1 0.1 0.90% Total $14,253.6 $118.2 0.83% Change at 6/30/22 from 3/31/22 Loans O/S NPAs Single Family-Mortgage & Warehouse $16.4 ($46.9) Multifamily and Commercial Mortgage 215.2 23.7 Commercial Real Estate 488.0 (0.1) Commercial & Industrial - Non-RE 247.5 3.0 Auto & Consumer 45.3 0.0 Other (5.0) (0.3) Total $1,007.4 ($20.6) 5

6 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO Andy Micheletti, EVP-Finance investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information